UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Separation of Inna Berkovich as Chief Information Officer

Effective as of February 16, 2016, Inna Berkovich is no longer serving as the Chief Information Officer of Addus HomeCare Corporation (the “Company”) or any of its subsidiaries. The terms of Ms. Berkovich’s separation agreement are being negotiated.

Appointment of James “Zeke” Zoccoli as Chief Information Officer

James “Zeke” Zoccoli was appointed as the Company’s Chief Information Officer, effective February 25, 2016. Mr. Zoccoli, age 59, joins the Company from Heart to Heart Hospice, LLC, which he joined in 2014 as Senior Vice President and CIO. Previously, he was Executive Vice President, COO and CIO at CCS Medical from 2011 to 2014. He was Senior Vice President, CIO at Gentiva Health Services from 2010 to 2011, after its acquisition of Odyssey Healthcare, where he was Vice President, Information Technology. Prior to Odyssey, Mr. Zoccoli held similar positions at Horizon Health Corp, and LifeCare Management Services. Mr. Zoccoli earned his B.A. in Economics and History from the State University of New York at Oswego. The terms of Mr. Zoccoli’s employment agreement are being negotiated.

Item 7.01.	Regulation FD Disclosure

On February 18, 2016, the Company issued a press release announcing the hiring of Mr. Zoccoli. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Addus HomeCare Corporation dated February 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: February 18, 2016	By:	/s/ R. Dirk Allison
	Name:	R. Dirk Allison
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Addus HomeCare Corporation dated February 18, 2016